EXHIBIT 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-54688 and No. 333-00417 on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of GapShare 401(k) Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California June 26, 2007